Exhibit 5(a)

APPLICATION For Individual Single Premium Variable Annuity with an Index-Linked Account
New York Life IndexFlex Variable Annuity
New York Life Insurance and Annuity Corporation (NYLIAC) (A Delaware Corporation)

Mailing Address*: New York Life, PO Box 6916, Cleveland, OH 44101 New York Life, PO Box 130539, Dallas, TX 75313
*See application instructions to determine the appropriate mailing address for this application.

ANNUITY COMMENCEMENT DATE AT AGE 95 **Please print or type**

1. SURRENDER CHARGE PERIOD

Choose **ONE:**
☐ 5 Year Surrender Charge Period ☐ 6 Year Surrender Charge Period ☐ 7 Year Surrender Charge Period

If you elect an Initial Term Strategy on the Premium Allocation Form, the applicable Flat Rate or Cap Rate is guaranteed through the Surrender Charge Period you elect, as long as account value remains in the Initial Term Strategy.

2. OWNER

☐ Individual ☐ Trust ☐ Corporation ☐ Grantor Trust ☐ Partnership ☐ Other:	☐ Mr. ☐ Mrs. ☐ Ms. ☐ Miss ☐ Rev. ☐ Dr.		☐ Male ☐ Female
First Name or Trust/Corporation Name	Middle	Last Name	Suffix

Mailing Address

Street or P.O. Box	City	State	Zip Code

Residence Address (if different from mailing address)

Street	City	State	Zip Code
Social Security/Tax I.D. Number	Date of Birth (mm/dd/yyyy)	Date of Trust and State	
Country of Citizenship ☐ U.S. ☐ Other, Country Name:	If you checked "Other" under Country of Citizenship, are you a U.S. Resident Alien? ☐ Yes ☐ No	Relationship to Annuitant ☐ Self ☐ Spouse ☐ Other:	
Relationship to Joint Annuitant (if any) ☐ Self ☐ Spouse ☐ Other:	Telephone Number ☐ Cell ☐ Home ☐ Business	Email Address	

eDelivery Acknowledgement

By entering an e-mail address above, I am agreeing to be contacted by New York Life to receive a link to sign-up for e-mail delivery (eDelivery) of any or all of the following: Prospectuses, Annual Reports, Semi-Annual Reports, Quarterly Policy Summaries, Consolidated Statements, and Tax Forms for all accounts registered under my Social Security/Tax Identification Number. I understand that, once I agree to eDelivery, an e-mail will be sent to me when any of the documents are available on the New York Life website – www.newyorklife.com. I understand that I may change my e-mail address or mail preferences by logging into my account at www.newyorklife.com. I understand that if New York Life cannot obtain a valid e-mail address, the documents will be delivered to me by U.S. mail.

3. JOINT OWNER

Available for Non-Qualified Policy Type **ONLY.**

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Miss ☐ Rev. ☐ Dr.		☐ Male ☐ Female	
First Name	Middle	Last Name	Suffix

Mailing Address

Street or P.O. Box	City	State	Zip Code

Residence Address (if different from mailing address)

Street	City	State	Zip Code
Social Security Number	Date of Birth (mm/dd/yyyy)		
Country of Citizenship ☐ U.S. ☐ Other, Country Name:	Relationship to Owner ☐ Spouse ☐ Other:		
Relationship to Annuitant ☐ Self ☐ Spouse ☐ Other:	Relationship to Joint Annuitant (if any) ☐ Self ☐ Spouse ☐ Other:		
Telephone Number ☐ Cell ☐ Home ☐ Business	Email Address		

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4. APPLICANT
If same as Owner, check here . If same as Joint Owner, check here . Otherwise, complete this section.
Mr. Mrs. Ms. Male Date of Birth (mm/dd/yyyy)
Miss Rev. Dr. Female
First Name or Trust/Corporation Name Middle Last Name Suffix
Mailing Address
Street or P.O. Box City State Zip Code
Residence Address (if different from mailing address)
Street City State Zip Code
Country of Citizenship Social Security/Tax I.D. Number Relationship to Owner
U.S. Spouse
Other, Country Name: Other:
Telephone Number Cell Home Business Email Address
5. ANNUITANT
Complete this section if the Annuitant is not the Owner or Joint Owner.
Male Date of Birth (mm/dd/yyyy)
Female Proof of Age Required
First Name Middle Last Name Suffix
Residence Address (Required)
Street City State Zip Code
Social Security Number Country of Citizenship
U.S.
Other, Country Name:
Telephone Number Cell Home Business Email Address
6. JOINT ANNUITANT
Complete this section if the Joint Annuitant is not the Owner or Joint Owner. Not available for Inherited IRA Policy Type.
Male Date of Birth (mm/dd/yyyy)
Female Proof of Age Required
First Name Middle Last Name Suffix
Residence Address (Required)
Street City State Zip Code
Social Security Number Country of Citizenship
U.S.
Other, Country Name:
Telephone Number Cell Home Business Email Address
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7. BENEFICIARY DESIGNATION

Note: Primary and Contingent Beneficiary designations must each total 100%. If percentage(s) are not provided, the benefits will be divided equally. For a per stirpes Beneficiary designation, write "Per Stirpes" next to each applicable Beneficiary's name. Use Section 10 to enter additional Beneficiary information. Refer to the application instructions for further details. If the Beneficiary is a minor, also complete the UTMA/UGMA fields below.

For Traditional, Roth and SEP IRA Policy Types: Please note that available death benefit payout options differ depending on whether your designated Beneficiary is **eligible** or **non-eligible** (determined as of the date of your death) under the Internal Revenue Code ("IRC"). Eligible designated Beneficiaries are spouses, children under the age of majority, disabled or chronically ill individuals, as determined by the IRC, (including certain trusts for the disabled or chronically ill), or individuals who are not more than 10 years younger than you. All other individual Beneficiaries are non-eligible, and all proceeds must be distributed to them by the end of the 10th year following the year of your death (or the death of both you and the joint annuitant, if applicable).

For Inherited IRA Policy Type: After your death, your Beneficiaries may be limited to a distribution period that does not exceed 10 years from the end of the year following the year of death of the original IRA owner or retirement plan participant.

JOINT OWNERS WHO ARE SPOUSES:
Unless you check the box below, your spouse will be the **sole Primary Beneficiary** of the Policy and no other primary beneficiary should be designated. This allows the surviving Owner/spouse to continue the Policy at the death of the other Owner before the Annuity Commencement Date.

ONE OWNER:
Unless you check the box below, your spouse will be the **sole Primary Beneficiary** of the Policy and no other primary beneficiary should be designated. This allows your spouse to continue the Policy if you die before the Annuity Commencement Date. If your spouse's information is not listed in the sections above, please provide his/her information below.

Regardless of your primary beneficiary designation, you may name contingent beneficiary(ies) below.

DECLINING TO DESIGNATE SURVIVING SPOUSE AS THE SOLE PRIMARY BENEFICIARY:

☐ **By checking this box, I am NOT naming my spouse as sole Primary Beneficiary and instead designate the individual(s)/entity(ies) named below. As a result, the Policy will end at the death of any Owner before the Annuity Commencement Date and NYLIAC will pay a death benefit.**

JOINT OWNERS WHO ARE NOT SPOUSES:
The surviving Owner is the **sole Primary Beneficiary.** No other primary beneficiary should be designated however, you may name contingent beneficiary(ies) below. The Policy will end at the death of the other Owner.

☐ **PRIMARY** or ☐ **CONTINGENT** Beneficiary's Full Name/Entity Name	Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %
Address: Street	City	State	Zip Code
Email Address	Telephone Number	Relationship to Owner	

☐ **PRIMARY** or ☐ **CONTINGENT** Beneficiary's Full Name/Entity Name	Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %
Address: Street	City	State	Zip Code
Email Address	Telephone Number	Relationship to Owner	

☐ **PRIMARY** or ☐ **CONTINGENT** Beneficiary's Full Name/Entity Name	Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %
Address: Street	City	State	Zip Code
Email Address	Telephone Number	Relationship to Owner	

☐ **PRIMARY** or ☐ **CONTINGENT** Beneficiary's Full Name/Entity Name	Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %
Address: Street	City	State	Zip Code
Email Address	Telephone Number	Relationship to Owner	

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Uniform Transfers/Gifts to Minors (UTMA/UGMA)—Complete for a Beneficiary who is a minor.
Custodian Name, Address & Telephone Number
Name of Minor State Where UTMA/UGMA Was
Established
Custodian Name, Address & Telephone Number
Name of Minor State Where UTMA/UGMA Was
Established
8. ANNUITY PREMIUM PAYMENT AMOUNT
Premium Payment Amount: $
If paying by check, make payable to NYLIAC. Indicate total estimated amount including cash with application and anticipated transfer/exchange amount.
9. ANNUITY POLICY TYPE
No
Non-Qualified Is this a 1035 Exchange? Yes
Traditional IRA
Current Year Contribution Prior Year Contribution Transfer Rollover
Roth IRA
$ Year $ Year $
SEP IRA
Transfer Amount
Inherited IRA* $
*Not available for Joint Life policies.
Note: If this is a Traditional IRA, Roth IRA, or SEP IRA transfer/rollover, submit Qualified Transfer/Direct Rollover Form. If this is an Inherited IRA submit Inherited IRA Information/Transfer Form.
10. ADDITIONAL INFORMATION
Attach a separate sheet if additional space is needed.
11. FRAUD AND DISCLOSURE STATEMENTS
Please read the following carefully.
Any FRAUD person WARNING who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
PARTIAL WITHDRAWALS
For purposes of calculating the guaranteed amount provided by the return of premium death benefit under the Policy, Partial Withdrawals (including required minimum distributions) reduce that guaranteed amount proportionally. In addition, any amount withdrawn from a Segment in the Index-Linked Account will not be included in the calculation of the Index-Linked Credit on the Segment Maturity Date.
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12. SIGNATURES, ACKNOWLEDGEMENTS AND TAX CERTIFICATION

Read statements and sign below

By signing below, I/We acknowledge and agree that: (1) All of the answers to questions and statements made in this application, which includes the Premium Allocation Form, are true to the best of my/our knowledge and belief. **(2) This Policy will not become effective unless it is issued while the Owner(s) and Annuitant(s) are living.** (3) Unless otherwise indicated, the Owner of this Policy is the Applicant. (4) Under penalties of perjury, the Social Security/Taxpayer Identification Numbers provided on this application are certified to be correct. (5) No Agent/Registered Representative is authorized to accept risks, make or change this application or change any policy issued by the Company, or give up any of the Owner's rights or requirements. **Benefits based on the performance of the Separate Account are variable and are not guaranteed as to a fixed dollar amount.**

The Owner's tax certification provided below does not apply if the Owner is not a U.S. person (including a U.S. resident alien) and has otherwise completed and executed an applicable IRS Form W-8.

Owner Tax Certification:

Under penalties of perjury, I (as Owner named) certify:

(1) My Social Security Number or Tax ID Number shown on this application is my correct taxpayer identification number,

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividend income; or (c) the IRS has notified me that I am no longer subject to backup withholding,

(3) I am a U.S. person (includes a U.S. resident alien), and

(4) The Foreign Account Tax Compliance Act (FATCA) code entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. (Please note: if being submitted for a U.S. Policy, this last certification (4) does not apply).

☐ **Check this box if the IRS has notified you that you are subject to backup withholding.**

If I am a U.S. entity, I am submitting a completed IRS Form W-9.

If I am not a U.S. citizen, U.S. resident alien or other U.S. person, I am submitting the applicable IRS Form W-8 with this form to certify my foreign status and, if applicable, claim treaty benefits.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signed at (City/State)		DATE SIGNED	

Sign here	Sign here
▲ Owner's Signature	▲ Joint Owner's Signature (if applicable)
Sign here	Sign here
▲ Annuitant's Signature (if other than Owner)	▲ Joint Annuitant's Signature (if applicable)
Sign here	
▲ Applicant's Signature (if other than Owner or Joint Owner)	▲ Applicant's Printed Name
Sign here	
▲ Agent's/Registered Representative's Signature	▲ Agent's/Registered Representative's Printed Name
▲ Agent's/Registered Representative's Telephone Number	▲ State/License Number
▲ General Office Name/Number	▲ Lic. Resident Agent's/Registered Representative's Countersignature and Code

"Date Received" Stamp Here

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